UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On August 25, 2021, Equifax Inc. (the “Company”) and certain of its subsidiaries, Equifax Limited, Equifax Canada Co., Equifax International Treasury Services Unlimited Company and Equifax Australia Holdings Pty Limited, entered into a Credit Agreement (the “Revolver”) with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Mizuho Bank, Ltd., Truist Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., Mizuho Bank, Ltd., Truist Bank and Wells Fargo Bank, N.A., as co-syndication agents, and the lenders named therein. The Revolver replaces the Company’s existing $1,100,000,000 revolving credit facility that was scheduled to mature on September 27, 2023 (the “Existing Credit Facility”).

The Revolver provides for a five-year unsecured revolving credit facility in an aggregate principal amount of $1,500,000,000, of which up to $150,000,000 is available as swingline loans and up to $75,000,000 as letters of credit. Loans under the Revolver may be advanced in U.S. dollars and up to $300,000,000 of such loans may be advanced in certain foreign currencies, including euros, Australian dollars, New Zealand dollars, Canadian dollars and pounds sterling. The Revolver provides that the Company has the right at any time, subject to customary conditions, to request incremental revolving commitments or one or more new term loan facilities in an aggregate principal amount of up to $500,000,000, subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions.

The terms of the Revolver include various financial and non-financial covenants. The financial covenants require the Company to maintain a maximum leverage ratio, defined as consolidated funded debt divided by consolidated EBITDA for the preceding four quarters, of not more than, (i) 3.75 to 1.0 initially, (ii) 4.25 to 1.0 for the first fiscal quarter ending after the consummation of the Company’s acquisition of Appriss Insights (the “Appriss Closing Date”) until the fourth fiscal quarter ending after the Appriss Closing Date, (iii) 4.0 to 1.0 for the fifth fiscal quarter ending after the Appriss Closing Date until the sixth fiscal quarter ending after the Appriss Closing Date and (iv) 3.75 to 1.0 for the seventh fiscal quarter ending after the Appriss Closing Date and through the remaining term of the Revolver, in each case, subject to the Company’s election to increase the maximum leverage ratio by 0.5 to 1.0 in connection with material acquisitions if the Company satisfies certain requirements. Compliance with this financial covenant is tested quarterly. The non-financial covenants include limitations on liens, subsidiary debt, mergers, liquidations, asset dispositions and certain governmental regulations. Borrowings under the Revolver are unsecured and will rank on parity in right of payment with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

Interest will be payable on borrowings under the Revolver at a base rate or LIBOR plus a specified margin. The Company is required to pay on a quarterly basis a commitment fee with respect to the Revolver, which is calculated based upon the amount of daily usage of the Revolver over the available aggregate lender commitments thereunder during the applicable quarterly period. Both the applicable interest rate and the commitment fee are subject to adjustment based on the Company’s debt ratings. The Revolver also contains provisions specifying alternative interest rate calculations to be used at such time as LIBOR ceases to be available as a benchmark for establishing the interest rate on floating interest rate borrowings.

The foregoing description of the Revolver is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Term Loan Credit Agreement

On August 25, 2021, the Company also entered into a Term Loan Credit Agreement (the “Term Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Mizuho Bank, Ltd., Truist Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citizens Bank, National Association, Fifth Third Bank, PNC Capital Markets LLC, Regions Bank and U.S. Bank National Association, as joint lead arrangers, Bank of America, N.A., Mizuho Bank, Ltd., Truist Bank and Wells Fargo Bank, N.A., as co-syndication agents, and the lenders named therein.

The Term Facility provides for a five-year unsecured delayed draw term loan facility in an aggregate principal amount of $700,000,000, which the Company may draw upon in several borrowings until May 25, 2022 (the “Commitment Termination Date”). The Term Facility may be drawn to finance acquisitions, including the acquisition of Appriss Insights, and for other general corporate purposes. The Company currently expects to draw the entire amount of the Term Facility on or about the Appriss Closing Date to finance the acquisition of Appriss Insights. The Term Facility requires scheduled quarterly payments in annual amounts equal to 2.50% of the principal amount of the Term Facility funded prior to the Commitment Termination Date, commencing with the first business day of the full calendar quarter ending after August 25, 2023, with the balance paid at maturity.

The terms of the Term Facility include various financial and non-financial covenants, which are substantially similar as the covenants applicable to the Revolver. Borrowings under the Term Facility are unsecured and will rank on parity in right of payment with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

Interest will be payable on borrowings under the Term Facility at a base rate or LIBOR plus a specified margin. From and including the effectiveness of the Term Facility until the Commitment Termination Date, the Company is required to pay on a quarterly basis a ticking fee with respect to the Term Facility, which is calculated based upon the amount of daily usage of the Term Facility over the available aggregate lender commitments thereunder during the applicable quarterly period. Both the applicable interest rate and the ticking fee are subject to adjustment based on the Company’s debt ratings. The Term Facility also contains provisions specifying alternative interest rate calculations to be used at such time as LIBOR ceases to be available as a benchmark for establishing the interest rate on floating interest rate borrowings.

The foregoing description of the Term Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Facility, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 25, 2021, upon entry into the Revolver and the Term Facility described in Item 1.01 above, the Company terminated its Existing Credit Facility.

Item 2.03.	Creation of a Direct Financial or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Revolver and the Term Facility is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 25, 2021, by and among Equifax Inc., Equifax Limited, Equifax Canada Co., Equifax International Treasury Services Unlimited Company and Equifax Australia Holdings Pty Limited, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	Term Loan Credit Agreement, dated as of August 25, 2021, by and between Equifax Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: August 31, 2021